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                                                                       EXHIBIT J

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of our reports dated December 20, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to the Shareholders of the International Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
February 27, 2001